UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

JERNIGAN CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	47-1978772
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

6410 Poplar Avenue, Suite 650
Memphis, Tennessee	38119
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
7.00% Series B Cuulative Redeemable Perpetual Preferred Stock, $0.01 par	New York Stock Exchange
value per share

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-212049

Securities to be registered pursuant to Section 12(g) of the Act: None.

EXPLANATORY NOTE

This Registration Statement on Form 8-A is being filed by Jernigan Capital, Inc., a Maryland corporation (the “Company”), in connection with the registration of its 7.00% Series B cumulative redeemable perpetual preferred stock, $0.01 par value per share (the “Series B Preferred Stock”), pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended.

Item 1.           Description of Registrant’s Securities to be Registered.

The description of the Series B Preferred Stock included under the heading “Description of Series B Preferred Stock” beginning on page S-29 of the prospectus supplement dated January 19, 2018 filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and other information relating to the Series B Preferred Stock under the heading “Certain Provisions of Maryland Law and Our Charter and Bylaws” in the accompanying prospectus dated June 24, 2016, forming part of the Company’s registration statement on Form S-3 (File No. 333-212049), initially filed with the Commission on June 15, 2016, is incorporated herein by reference.

Item 2.           Exhibits.

3.1	Articles of Amendment and Restatement (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-11/A (Registration No. 333-202219), filed on March 20, 2015).
3.2

Articles Supplementary Designating the Rights and Preferences of the Series A Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on July 28, 2016).

3.3	Amendment No. 1 to the Articles Supplementary Designating the Rights and Preferences of the Series A Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on January 25, 2018).
3.4	Articles Supplementary Designating the Rights and Preferences of the Series B Preferred Stock (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed on January 25, 2018).
3.5	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 of the Company’s Form S-11/A (Registration No. 333-202219), filed on March 20, 2015).
4.1	Form of Specimen Stock Certificate of 7.00% Series B Preferred Stock.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: January 25, 2018		JERNIGAN CAPITAL, INC.

	By:	/s/ William H. Mathieu
William H. Mathieu
Secretary and General Counsel